UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 29th, 2015

CANNABICS PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-192759	20-3373669
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

#3 Bethesda Metro Center

Suite 700

Bethesda, MD 20814

(Address of principal executive offices and Zip Code)

877 424-2429

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 29th, 2015, Cannabics Pharmaceuticals Inc. executed an Agreement with Rambam Medical Center (Israel) to undertake a controlled pilot study utilizing Cannabics Capsules as palliative treatment to improve cancer related Cachexia and Anorexia Syndrome in advanced stage cancer patients. The first patient recruitment is expected to take place in the next 45 days.

Rambam is a world renowned academic hospital acknowledged for their cutting-edge research projects and integration of innovative new therapies and treatments to over 2 million residents of Northern Israel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3rd, 2015

Cannabics Pharmaceuticals Inc.

By: /s/ Itamar Borochov
Itamar Borochov CEO